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                               POWER OF ATTORNEY

     I, Margo N. Alexander, President and Trustee of PaineWebber/Kidder, Peabody California Tax Exempt Money Fund, PaineWebber/Kidder, Peabody Premium Account Fund, PaineWebber/Kidder, Peabody Municipal Money Market Series, Mitchell Hutchins/Kidder, Peabody Investment Trust, Mitchell Hutchins/Kidder, Peabody Investment Trust II, Mitchell Hutchins/Kidder, Peabody Investment Trust III, Institutional Series Trust, and Liquid Institutional Reserves (collectively, the 'Funds'), hereby constitute and appoint Victoria E. Schonfeld, Dianne E. O'Donnell, Gregory K. Todd and Scott Griff, and each of them singly, my true and lawful attorneys, with full power to them to sign for me, and in my capacity as President and Trustee for each of the Funds, any and all amendments to each of the particular registration statements of the Funds, and all instruments necessary or desirable in connection therewith, filed with the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by said attorneys to any and all amendments to said registration statements.

     Pursuant to the requirements of the Securities Act of 1933, this instrument has been signed below by the following in the capacity and on the date indicated.

                SIGNATURE                                      TITLE                               DATE
-----------------------------------------  ----------------------------------------------   ------------------

         /s/ Margo N. Alexander                        President and Trustee                December 28, 1995
 ........................................
           MARGO N. ALEXANDER






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